UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

(Amendment No.      )

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MPS GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MPS GROUP, INC.

1 INDEPENDENT DRIVE

JACKSONVILLE, FLORIDA 32202

APRIL 22, 2005

DEAR MPS GROUP, INC. SHAREHOLDER:

On behalf of the Board of Directors and management of MPS Group, Inc. (the “Company”), we cordially invite you to attend the annual meeting of shareholders (the “Annual Meeting”) to be held on Thursday, May 19, 2005, at The Ponte Vedra Inn and Club, 200 Ponte Vedra Boulevard, Ponte Vedra Beach, Florida 32082, at 9:00 a.m., local time. The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Annual Meeting.

In addition to the specific matters to be acted upon, there will be a report on the operations of the Company. Directors and officers of the Company will be present to respond to shareholders’ questions.

It is important that your shares be represented at the Annual Meeting. Regardless of whether you plan to attend, you are requested to mark, sign, date and promptly return the enclosed proxy in the envelope provided, or vote in any other manner described on your proxy card. If you attend the Annual Meeting, which we hope you will do, you may vote in person even if you have previously mailed a proxy card.

Sincerely,

DEREK E. DEWAN	TIMOTHY D. PAYNE
Chairman of the Board of Directors	President and Chief Executive Officer

MPS GROUP, INC.

1 INDEPENDENT DRIVE

JACKSONVILLE, FLORIDA 32202

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 19, 2005

TO THE HOLDERS OF COMMON STOCK:

PLEASE TAKE NOTICE that the annual meeting of shareholders (the “Annual Meeting”) of MPS Group, Inc. (the “Company”) will be held on Thursday, May 19, 2005, at 9:00 a.m., local time, at The Ponte Vedra Inn and Club, 200 Ponte Vedra Boulevard, Ponte Vedra Beach, Florida 32082.

The Annual Meeting will be held for the following purposes:

1.	To elect nine directors to serve terms scheduled to end in conjunction with the next annual meeting of shareholders or until their successors are elected and qualified; and

2.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

All shareholders are cordially invited to attend the Annual Meeting; however, only shareholders of record at the close of business on March 31, 2005, are entitled to notice of and to vote at the Annual Meeting.

By Order of the Board of Directors,

TIMOTHY D. PAYNE
PRESIDENT AND CHIEF EXECUTIVE OFFICER

Dated: April 22, 2005

Jacksonville, Florida

REGARDLESS OF WHETHER YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED SELF-ADDRESSED ENVELOPE AS PROMPTLY AS POSSIBLE, OR VOTE IN ANY OTHER MANNER DESCRIBED ON YOUR PROXY CARD.

MPS GROUP, INC.

1 INDEPENDENT DRIVE

JACKSONVILLE, FLORIDA 32202

PROXY STATEMENT FOR ANNUAL MEETING OF

SHAREHOLDERS TO BE HELD MAY 19, 2005

INTRODUCTION

This Proxy Statement and the enclosed form of proxy are first being sent to shareholders of MPS Group, Inc., a Florida corporation (the “Company”), on or about April 22, 2005, in connection with the solicitation by the Company’s Board of Directors (the “Board of Directors” or the “Board”) of proxies to be used at the annual meeting of shareholders (the “Annual Meeting”) of the Company to be held on Thursday, May 19, 2005, at 9:00 a.m., local time, or at any adjournment thereof. The Annual Meeting will be held at The Ponte Vedra Inn and Club, 200 Ponte Vedra Boulevard, Ponte Vedra Beach, Florida 32082.

Only shareholders of record at the close of business on March 31, 2005 (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. As of the Record Date, the Company had outstanding 103,849,750 shares of common stock, par value $.01 per share (the “Common Stock”).

VOTING PROCEDURES

The Board of Directors has designated Derek E. Dewan and Timothy D. Payne, and each or either of them, as proxies to vote the shares of Common Stock solicited on its behalf. If the enclosed form of proxy is executed and returned, it may nevertheless be revoked at any time before it has been exercised by: (i) giving written notice to the secretary of the Company; (ii) delivery of a later dated proxy; or (iii) attending the Annual Meeting, notifying the secretary of the Company or his delegate and voting in person. The shares represented by the proxy will be voted in accordance with the directions given unless the proxy is mutilated or otherwise received in such form as to render it illegible. If sufficient votes in favor of the election of directors are not received by the date of the Annual Meeting, the persons named as proxies may propose one or more adjournments of the Annual Meeting to permit further solicitation of proxies.

Each outstanding share of Common Stock is entitled to one vote. A majority of shares entitled to vote and represented in person or by proxy at a meeting of the shareholders constitutes a quorum. Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Shares may be voted for or withheld from each nominee. Although abstentions and broker non-votes are counted for quorum purposes, abstentions and broker non-votes will have no effect in the election of directors under Florida law. A broker non-vote occurs when a broker who holds shares in street name for a customer does not have authority to vote on certain non-routine matters under the rules of the New York Stock Exchange (“NYSE”) because its customer has not provided any voting instructions on the matter. Other matters that may come before the Annual Meeting will be approved if affirmative votes cast by the holders of the shares represented at a meeting at which a quorum is present and entitled to vote on the subject matter exceed the votes opposing the action, unless a greater number of affirmative votes or voting by classes is required by the Florida Business Corporation Act or the Company’s Articles of Incorporation.

Shareholders should specify their choices on the enclosed form of proxy. If no specific instructions are given with respect to the matters to be acted upon, the shares represented by a signed proxy will be voted “FOR” the election of all nominees.

If your shares of Common Stock are held by a broker, bank, or other nominee (i.e., in “street name”), you will receive instructions from your nominee, which you must follow in order to have your shares voted, and which may appear on the special proxy card provided to you by your nominee (also called a “voting instruction form”). Your nominee may offer you different methods of voting, such as by telephone or Internet. If you do hold your shares in “street name” and plan on attending the Annual Meeting, you should request a proxy from your broker or other nominee holding your shares in record name on your behalf in order to attend the Annual Meeting and vote at that time (your broker may refer to it as a “legal” proxy).

PROPOSAL ONE:

ELECTION OF DIRECTORS

At the Annual Meeting, nine individuals will be elected to serve as directors of the Company for terms scheduled to end in conjunction with the next annual meeting of shareholders or until their successors are duly elected and qualified. Each nominee has consented to be named herein and to serve as a director, if elected. However, if any nominee becomes unavailable for election, it is the intention of the persons named in the accompanying form of proxy to nominate such other person as they may in their discretion determine, in which event the shares will be voted for such other person.

Proxies cannot be voted for a greater number of persons than the number of nominees named below. It is the intention of the persons named in the accompanying form of proxy, absent contrary instructions thereon, to vote such proxy for the election to the Board of Directors of the nine individuals nominated.

Information concerning the Board’s nominees, based on data furnished by them, is set forth below. They are all now directors of the Company. The Board of Directors has determined that at least six of the nine nominees are independent directors under the listing standards of the NYSE.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE FOLLOWING NOMINEES. PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY A CONTRARY CHOICE IN THEIR PROXIES.

Name (Age)	Positions With the Company; Principal Occupations during Past 5 Years; Other Directorships	Year First Became Director of the Company
Derek E. Dewan (50)	Chairman of the Board of the Company since June 1996; president and chief executive officer of the Company from January 1994 to November 2000 and March 2001, respectively; partner with the accounting firm of Coopers & Lybrand LLP (now PricewaterhouseCoopers LLP) for more than five years prior to joining the Company, most recently as the managing partner of the Jacksonville, Florida office.	1994

Timothy D. Payne (46)	President and chief executive officer of the Company since November 2000 and March 2001, respectively; president and chief operating officer of Modis, Inc., the Company’s information technology staffing and solutions subsidiary, from March 1997 to December 2000; from 1994 until March 1997, president and chief executive officer of Openware Technologies, Inc., a systems integrator acquired by the Company in June 1996.	2000

Peter J. Tanous (66)*•	President of Lynx Investment Advisory, Inc., a financial advisory firm to individuals and institutions, since 1992; previously, executive vice president of Bank Audi (U.S.A.), chairman of Petra Capital Corporation, and first vice president and international regional director with Smith Barney; director of Cedars Bank, and Worldcare, Ltd.	1997

T. Wayne Davis (58)•†*	Private investor for the past five years; chairman of the board and president of Tine W. Davis Family-WD Charities, Inc.; director of Enstar Group, Inc., and Winn-Dixie Stores, Inc.	1994

Name (Age)	Positions With the Company; Principal Occupations during Past 5 Years; Other Directorships	Year First Became Director of the Company
John R. Kennedy (74)•†*	Retired as president, chief executive officer, and director of paper products manufacturer Federal Paper Board Company, Inc. in 1996, after 44 years with that company.	1999

Michael D. Abney (69)	Retired as senior vice president and chief financial officer of the Company in December 2000; senior vice president of the Company from March 1995, and chief financial officer of the Company from November 1992; partner with Coopers & Lybrand LLP (now PricewaterhouseCoopers LLP) for 22 years prior to joining the Company, most recently as the managing partner of the Jacksonville, Florida office; member of the steering committee for the Fisher School of Accounting at the University of Florida; and member of the advisory board for the Warrington College of Business at the University of Florida.	1997

William M. Isaac (61)*•	Chairman of The Secura Group, LLC, a consulting firm providing advisory services to financial institutions, since 1986; chairman of Secura Burnett Company, LLC, an executive search firm servicing financial institutions, since 1992; senior partner with the law firm of Arnold & Porter in Washington, D.C., from 1986 to 1993; chairman of the Federal Deposit Insurance Corporation (“FDIC”), from August 1981 to October 1985, and member of the board of the FDIC, from 1978 through 1985; chairman-elect of Goodwill Industries of Sarasota; director of American Express Bank, a subsidiary of American Express Company, The Ohio State University Foundation, Trans Union Corporation, the Community Foundation of Sarasota; and chairman of various family-owned real estate companies.	2000

Darla D. Moore (50)†	Partner and executive vice president, Rainwater, Inc., a private investment firm, since 1993; member of the advisory board of JP Morgan Chase & Co.; trustee of the New York University School of Medicine Foundation; member of the board of trustees of the University of South Carolina; chairwoman and founder of The Palmetto Institute, a private policy research group based in South Carolina.	2002

Arthur B. Laffer, Ph.D. (64)•	Chairman of Laffer Associates, an economic research and financial consulting firm, since 1994; chief executive officer of Laffer Advisors, Inc., a broker-dealer, since 1981, and chief executive officer of Laffer Investments, an investment management firm, since 1999; director of Nicholas-Applegate Growth Equity Fund, Inc., Oxigene, Inc., Petco Animal Supplies, Inc., Provide Commerce, Inc., and Veolia Environnement.	2003

*	Current member of the corporate governance and nominating committee.
•	Current member of the audit committee.
†	Current member of the compensation committee.

BOARD OF DIRECTORS AND COMMITTEES

The Board of Directors has standing audit, compensation, and corporate governance and nominating committees. Members of these committees are generally elected annually by the Board of Directors, but changes may be made at the Board’s discretion at any time. The committees operate pursuant to separate written charters adopted by the Board which are available on our website at www.mpsgroup.com through the “Investors” link. Regular meetings of the Board of Directors are held approximately six times per year, with special meetings as needed. Each director attended at least 75% of the meetings of the Board and committees on which he or she served in 2004. The Board of Directors held eight meetings during 2004.

Audit Committee.    The audit committee is comprised of Messrs. Tanous (Chairman), Davis, Isaac, Kennedy, and Dr. Laffer. The Board has determined that each of the members of the audit committee is “independent” and “financially literate” within the meaning of the listing standards of the NYSE. The Board of Directors has also determined that by virtue of his business and professional experience, some of which is outlined in the biographical information above, Mr. Isaac is an “audit committee financial expert” as defined by the applicable rules of the Securities and Exchange Commission (“SEC”). This committee is primarily concerned with assisting Board oversight of the integrity of the Company’s financial statements, and the Company’s compliance with legal and regulatory requirements. The Committee’s principal responsibilities include selecting the independent auditors, assessing the independent auditors’ qualifications and independence, reviewing with the independent auditors the scope, conduct, and results of the integrated audit of the Company’s financial statements and the effectiveness of the Company’s internal control over financial reporting, and management’s assessment thereof. The Committee also reviews with management and the independent auditors our financial reporting activities and oversees our system of internal financial and disclosure controls and procedures. The Committee also approves audit, audit-related, tax, and non-audit services provided to the Company by the independent auditors, and oversees the activities and performance of the Company’s internal auditor. The audit committee met fourteen times during 2004 to address routine matters and oversee the initial implementation of management’s assessment, and the independent auditors’ audit, of the effectiveness of internal control over financial reporting, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002.

Compensation Committee.    The compensation committee is comprised of Messrs. Davis (Chairman) and Kennedy, and Ms. Moore. The Board has determined that each member of the compensation committee is “independent” within the meaning of the listing standards of the NYSE. This committee is responsible for reviewing and approving the compensation arrangements for senior management of the Company, including setting and attainment of annual compensation goals and awards for the chief executive officer and determining his compensation, and for administering the Company’s compensation plans. It also makes recommendations to the Board concerning director compensation and the submission to shareholders of any compensation plans in which officers and directors of the Company are eligible to participate and which require shareholder approval. The compensation committee met eight times during 2004.

Corporate Governance and Nominating Committee.    The corporate governance and nominating committee is comprised of Messrs. Kennedy (Chairman), Tanous, Davis, and Isaac. The Board has determined that each member of the corporate governance and nominating committee is “independent” within the meaning of the listing standards of the NYSE. This committee’s principal responsibilities are to oversee compliance with good corporate governance practices and investigate and recommend for nomination potential members of the Board. This Committee orchestrates the development and review of our corporate governance principles and oversees the evaluation of the Board and executive management. During 2004, the corporate governance and nominating committee met five times.

DIRECTOR NOMINATIONS

Nominations Process.    The corporate governance and nominating committee is responsible for considering and making recommendations to the Board concerning director nominees to recommend to the shareholders in connection with the Company’s annual meeting of shareholders, and for making recommendations to the Board concerning nominees for appointments to fill any vacancy on the Board and its committees. To fulfill these responsibilities, the corporate governance and nominating committee periodically considers and makes recommendations to the Board regarding what experience, talents, skills, and other characteristics the Board as a whole should possess in order to maintain its effectiveness. In determining whether to nominate an incumbent director for reelection, the Board and committee evaluate the incumbent’s continued service, in light of the Board’s collective requirements, and consider his or her record of participation and involvement, at the time each such director comes up for reelection.

When the need for a new director arises (whether because of a newly created Board seat or vacancy), the corporate governance and nominating committee proceeds by whatever means it deems appropriate to identify a qualified candidate or candidates, including by engaging director search firms. The committee reviews the qualifications of each candidate, in light of the current composition of the Board, and considers the relative qualifications of any other candidates. Final candidates are generally interviewed by one or more Board members. The committee then makes a recommendation to the Board based on its review, the results of interviews with the candidate, and all other available information. The Board makes the final decision on whether to extend to any particular candidate an invitation to join the Board.

Director Qualifications.    The corporate governance and nominating committee is responsible for considering and making recommendations to the Board concerning criteria for the selection of qualified directors. At a minimum, directors should possess high moral character and personal integrity, demonstrated professional accomplishment, the ability to devote sufficient time to carry out the duties of a director, and meet any requirements specified in the Company’s bylaws, the rules or regulations of the SEC, and the listing standards of the NYSE. In addition to these minimum qualifications for candidates, in evaluating candidates the Board and the corporate governance and nominating committee may consider all information relevant in their business judgment to the decision of whether to nominate a particular candidate for a particular seat, taking into account the then-current composition of the Board. These factors may include a candidate’s professional and educational background, reputation, industry knowledge and business experience, and the relevance of those characteristics to the Company and the Board. The Board and the committee may consider whether the candidate will complement or contribute to the overall mix of talents, skills, and other characteristics needed to maintain the Board’s effectiveness, whether the candidate is aligned with the special interests of a particular group or position which may not broadly represent the interests of shareholders or the Company, and the candidate’s ability to fulfill the responsibilities of being a director and member of one or more of the Board’s standing committees.

Shareholder Nominations.    Nominations of individuals for election to the Board at any meeting of shareholders at which directors are to be elected may be made by any shareholder entitled to vote for the election of directors at that meeting by complying with the procedures set forth in the Company’s bylaws. Those procedures provide that any such shareholder nomination for director must be received by the Company no later than the deadline for submitting shareholder proposals pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as set forth below in the section of this Proxy Statement entitled “Shareholder Proposals.”

The corporate governance and nominating committee will also consider recommending to the Board that it include in the Board’s recommended slate of Board nominees for a meeting of shareholders a nominee submitted to the Company by a shareholder. In this connection, the nominating shareholder should submit detailed biographical information about the nominee and nominating shareholder to the secretary of the Company within the time period prescribed by the Company’s bylaws. The nominating shareholder should expressly indicate that such shareholder desires that the Board and corporate governance and nominating committee consider such shareholder’s nominee for inclusion in the Board’s slate of recommended Board nominees for consideration and approval at the shareholder meeting. The nominating shareholder and shareholder’s nominee should also undertake to provide, and consent to the Company obtaining, all other information the Board and committee request in connection with their evaluation of the nominee, including the types of information referred to above relative to director qualifications.

In evaluating shareholder nominees for inclusion in the Board’s slate of nominees, the Board and committee may consider all relevant information, including the qualifications described above, any vacancies on the Board, the size and duration of the nominating shareholder’s holdings in the Company, whether the nominee is independent of the nominating shareholder and able to broadly represent the interests of the Company and its shareholders, and the apparent interests and/or intentions of the nominating shareholder in nominating the nominee.

Director Independence.    The Board of Directors has affirmatively determined that the following majority of the members of the Board are independent under the listing standards of the NYSE: Messrs. Davis, Tanous, Kennedy, Isaac, Ms. Moore, and Dr. Laffer. In evaluating director independence, the Board of Directors considered all relevant facts, circumstances, relationships, and transactions brought to its attention between each director, his or her immediate family members, or any business, charity, or other entity in which the director has an interest, on the one hand, and the Company, its affiliates, or the Company’s senior management, on the other hand. The Board of Directors applied corporate governance guidelines in making director independence determinations that include the following categorical standards to guide the Board in evaluating director independence:

•	Whether a relationship is of type and degree that would preclude a determination of independence under Section 303A.02 of the NYSE Listed Company Manual; and

•	Whether a relationship is of type or degree that would require disclosure pursuant to Item 404 of Regulation S-K adopted by the SEC.

Attendance at Annual Meetings.    The Company expects its directors to attend the annual meeting of shareholders. In 2004, all directors attended the annual meeting of shareholders.

Meetings of Non-Management Directors.    The non-management members of the Board of Directors meet in executive session without management at least three times annually, and at least one of such executive sessions is a meeting solely of the independent directors. Mr. Isaac currently serves as the presiding director at the executive sessions.

Communicating With the Directors.    Any interested party may contact the Board of Directors, any director, or the non-management directors as a group by sending an email to directors@mpsgroup.com, or by mail c/o the secretary, MPS Group, Inc., 1 Independent Drive, Jacksonville, Florida 32202. The writer should specify to whom the communication is intended, or it will be conveyed to the Board of Directors as a group. The Company’s management may first review, sort, and summarize such communications, and screen out solicitations for goods or services, as well as inappropriate or profane communications, or those communications unrelated to the Company or its business. All such communications delivered to the Board or any director containing a return address will receive a written acknowledgement confirming receipt.

PRINCIPAL SHAREHOLDERS AND SECURITIES

OWNERSHIP OF MANAGEMENT

The following table shows the beneficial ownership of Common Stock as of April 1, 2005 of: (i) each director and nominee for director; (ii) the Named Executive Officers, as defined below in the section of this Proxy Statement entitled “Executive Compensation”; (iii) those persons known to the Company to be beneficial owners of more than 5% of its outstanding Common Stock; and (iv) all directors and executive officers as a group. Unless otherwise indicated, each of the shareholders listed below exercises sole voting and dispositive power over the shares.

	Shares Beneficially Owned
Name	Number	Percent(1)
Derek E. Dewan(2)	1,960,100	1.87%
Timothy D. Payne(3)	1,644,811	1.56%
T. Wayne Davis(4)	559,068	*
Peter J. Tanous(5)	256,668	*
John R. Kennedy(6)	321,668	*
Michael D. Abney(7)	295,539	*
William M. Isaac(8)	181,668	*
Darla D. Moore(9)	99,001	*
Arthur B. Laffer(10)	95,667	*
Robert P. Crouch(11)	812,500	0.78%
Richard L. White(12)	206,306	0.20%
Gregory D. Holland(13)	151,001	0.15%
Tyra H. Tutor(14)	153,700	0.15%
Dimensional Fund Advisors Inc.(15)	7,677,786	7.39%
T. Rowe Price Associates, Inc.(16)	7,519,700	7.24%
FMR Corp.(17)	6,818,900	6.57%
All directors and executive officers as a group (13 persons)(18)	6,737,697	6.19%

*    Indicates less than 1%.

(1)	Percentage is determined on the basis of 103,849,750 shares of Common Stock outstanding as of April 1, 2005, plus shares of Common Stock deemed outstanding pursuant to Rule 13d-3(d)(1) promulgated under the Securities Exchange Act of 1934, as amended.

(2)	Mr. Dewan’s shares consist of: (i) 10,100 shares held in his name; (ii) 990,000 shares held pursuant to options that are exercisable within 60 days of April 1, 2005; and (iii) 960,000 restricted shares that will vest on March 29, 2006, unless there is a change in control of the Company, Mr. Dewan dies or is disabled, Mr. Dewan is removed from the Board, or certain other events occur, in which case all restricted shares shall immediately vest.

(3)	Mr. Payne’s shares consist of: (i) 89,083 shares held in his name; (ii) 240,000 restricted shares; (iii) 810 shares held in the Company’s 401(k) plan; and (iv) 1,314,918 shares held pursuant to options that are exercisable within 60 days of April 1, 2005.

(4)	Mr. Davis’ shares consist of: (i) 190,000 shares held in his name; (ii) 30,000 shares held by Tine W. Davis Family-WD Charities, Inc., a foundation over which Mr. Davis has sole voting and dispositive power; (iii) 5,400 shares held in Mr. Davis’ wife’s name; and (iv) 333,668 shares held pursuant to options that are exercisable within 60 days of April 1, 2005.

(5)	Mr. Tanous’ shares consist of: (i) 3,000 shares held in his name; and (ii) 253,668 shares held pursuant to options that are exercisable within 60 days of April 1, 2005.

(6)	Mr. Kennedy’s shares consist of: (i) 8,000 shares held in his name; and (ii) 313,668 shares held pursuant to options that are exercisable within 60 days of April 1, 2005.

(7)	Mr. Abney’s shares consist of: (i) 17,820 shares held in his name; (ii) 2,719 shares held in his son’s name; and (iii) 275,000 shares held pursuant to options that are exercisable within 60 days of April 1, 2005.

(8)	Mr. Isaac’s shares consist of 181,668 shares held pursuant to options that are exercisable within 60 days of April 1, 2005.

(9)	Ms. Moore’s shares consist of: (i) 3,000 shares held in her name; and (ii) 96,001 shares held pursuant to options that are exercisable within 60 days of April 1, 2005.

(10)	Dr. Laffer’s shares consist of: (i) 25,000 shares held in his name; and (ii) 70,667 shares held pursuant to options that are exercisable within 60 days of April 1, 2005.

(11)	Mr. Crouch’s shares consist of: (i) 65,474 shares held in his name; (ii) 120,000 restricted shares; and (iii) 627,026 shares held pursuant to options that are exercisable within 60 days of April 1, 2005.

(12)	Mr. White’s shares consist of: (i) 1,306 shares held in the Company’s employee stock purchase plan; (ii) 20,000 restricted shares; and (iii) 185,000 shares held pursuant to options that are exercisable within 60 days of April 1, 2005.

(13)	Mr. Holland’s shares consist of: (i) 1,000 shares held in his name; (ii) 15,000 restricted shares; and (iii) 135,001 shares held pursuant to options that are exercisable within 60 days of April 1, 2005.

(14)	Ms. Tutor’s shares consist of: (i) 1,000 shares held in her name; (ii) 15,000 restricted shares; and (iii) 137,700 shares held pursuant to options that are exercisable within 60 days of April 1, 2005.

(15)	Based on information the Company obtained from Dimensional Fund Advisors Inc.’s Schedule 13G filed as of December 31, 2004, the business address of Dimensional Fund Advisors Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401. Dimensional Fund Advisors Inc. reports to have sole voting power for 7,677,786 shares of Common Stock and shared dispositive power for zero shares of Common Stock. These shares are held by registered investment companies, commingled group trusts, and separate accounts for which Dimensional Fund Advisors, Inc. serves as investment adviser or manager.

(16)	Based on information the Company obtained from T. Rowe Price Associates, Inc.’s Schedule 13G filed as of December 31, 2004, the business address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, Maryland 21202. T. Rowe Price Associates, Inc. reports to have sole voting power for 2,423,700 shares of Common Stock and shared dispositive power for zero shares of Common Stock.

(17)	Based on information the Company obtained from FMR Corp.’s Schedule 13G filed as of December 31, 2004, the business address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109. FMR Corp. reports to have sole voting power for zero shares of Common Stock and shared dispositive power for zero shares of Common Stock.

(18)	Includes 4,913,985 shares held pursuant to options that are exercisable within 60 days of April 1, 2005.

COMPENSATION COMMITTEE REPORT

The following Compensation Committee Report and Comparative Stock Performance graph and table do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates this Report or Comparative Stock Performance graph and table by reference therein.

Compensation Philosophy. The insight, ingenuity, relationships, and experience of the employees of an international services business like the Company are among its primary assets. The compensation committee seeks to secure and maximize this vital investment in human capital with a fair and competitive executive compensation system. The compensation committee believes that only through the efforts of dedicated, highly motivated employees and executives can the Company meet its goals and succeed in a competitive and dynamic industry.

In setting executive compensation, the compensation committee looks to compensation practices of other publicly held employment services companies in particular and also considers the prevailing compensation trends and techniques for companies of similar size and complexity in general. The compensation committee’s analysis also recognizes the fact that the marketplace in which the Company competes for talent is marked by many private entrepreneurial firms that offer the opportunity for substantial financial rewards and long term economic security to owners and significant contributors. The Company does not rely solely on data from firms in the Self-Determined Peer Group shown in the Comparative Stock Performance graph and table, because the market for the executives that the Company seeks to attract and retain is broader than its direct competitors.

The principal components of executive compensation are annual base salaries, bonuses and equity awards. While the compensation practices of competing companies are an important consideration in the compensation committee’s setting of executive compensation policies, the committee does not bind its discretion to any particular benchmark that might result in artificial or unwarranted increases or reductions in pay levels, but looks to the particular circumstances, experiences and performance of the Company and its executive officers in seeking to establish fair, competitive, and rewarding pay and benefits. The compensation committee generally considers past pay and awards when making executive compensation determinations, and exercises judgment and discretion in the information and analyses it reviews.

In 2004 the compensation committee concluded a review of the Company’s executive and senior management compensation levels and practices, with the assistance of an outside compensation consultant, to ensure that the Company’s executive compensation policies remained updated and aligned with the goals recited above. Based on the results of this review, the compensation committee recommended the following changes to the Company’s executive compensation practices, which were adopted by Board, and where applicable approved by shareholders, beginning in 2004:

•	The 2004 Equity Incentive Plan (the “2004 Equity Plan”) was established by the Board and approved by shareholders to update plan terms and provide for the Company’s equity compensation needs as relates to employees, key performers, and other participants for the next several years.

•	The Executive Annual Incentive Plan (the “Incentive Plan”) was established by the Board and approved by shareholders to modernize annual bonus plan terms and specify financial criteria for use in setting annual incentive goals and targets.

•	The Management Savings Plan (the “MSP”) was established and approved by the Board to provide for a more meaningful long term savings or retirement benefit to reward and retain executives and senior managers.

Base Salaries. The compensation committee regularly reviews annual base salaries for the executive officers to ensure that they are reasonable and adequate in view of the relative responsibilities of each such executive officer. Based on the executive compensation review referenced above, in 2004 the compensation committee increased annual base salaries for the Company’s executive officers, as reflected in the Summary Compensation Table set forth below in this Proxy Statement. In so doing, the compensation committee observed that the annual base salaries for the chief executive officer and chief financial officer had not been increased since 2001, and that the other executive officers had received promotions or increases in responsibility.

Executive Annual Incentive Plan. The compensation committee uses annual incentive awards under the Incentive Plan to condition “pay for performance” and motivate attainment of selected annual financial and operational goals. The compensation committee establishes threshold, target, and outstanding performance goals and award opportunities for each year. The committee selects financial and operational performance objectives for these goals and then determines the relative achievement of these objectives at the end of each year. The chief executive officer’s and chief financial officer’s 2004 performance objectives were based 50% on pretax profit, 25% on direct margin, and 25% on return on incremental equity. The remaining executive officers shared pretax profit as the most heavily weighted performance criterion, and each had other individual objectives tied to departmental or individual performance. Bonuses were paid to the executive officers for 2004 in accordance with these practices, as reflected below in the Summary Compensation Table, as incentive targets were met for the year.

Equity Participation. The compensation committee believes that equity compensation is important to align the interests of management with those of the shareholders and to ensure that a significant portion of compensation is contingent on long term share price appreciation. The compensation committee historically has relied to a large degree on awards of stock options and restricted stock to implement this policy. During 2003, the compensation committee made no equity awards to any executive officer, while it monitored the potential impact of proposed changes in the accounting for share-based payments. For 2004, the compensation committee determined that the Company’s performance warranted a grant of equity compensation, but in view of continued uncertainties in the accounting for such awards, the compensation committee decided it prudent to rely largely on awards of restricted stock and to lesser degree on stock options. The restricted stock grants awarded in 2004 vest in a single tranche after continued employment on the third anniversary of grant date, subject to accelerated vesting in certain conditions such as the termination of the executive by the Company without cause, or by the executive for good reason, or a change-in-control of the Company, and the 2004 stock option awards vested on December 31, 2004.

Management Savings Plan. As part of the executive compensation review completed in 2004, the compensation committee took note that the only savings or retirement programs available to the executive officers were the Company’s qualified 401(k) pension plan, in which the executive officers and other senior managers could only participate to a limited degree due to federal tax qualification rules, and a non-qualified Executive Deferred Compensation Plan that to date has been entirely self-contributory. To provide for more meaningful savings or retirement benefits, and foster a long term career outlook for the executive officers and other senior managers, the Company established the MSP in 2004, as a non-qualified defined contribution plan. Each year participants selected by the compensation committee are qualified to receive annual contributions from the Company on terms and in amounts established by the committee, subject to a minimum annual contribution to each such participant of 5% of annual cash compensation (salary plus bonus). Regular annual contributions are vested upon the completion of five years of service but are subject to forfeiture upon a participant’s termination of employment for cause. The vested contributions may not be distributed until the participant’s retirement or termination of employment from the Company, death or disability, or for other hardship circumstances. The MSP provides for vesting of account balances and acceleration of benefits in favor of designated participants in the event of a change-in-control, as reflected in greater detail below in the section of this Proxy Statement entitled

“Employment Agreements and Change in Control Arrangements.” The compensation committee awarded the minimum annual contribution of 5% of annual cash compensation to participants, including the executive officers, for services in 2004.

CEO Compensation. As discussed above, Mr. Payne’s base annual salary was increased for the first time since 2001, from $500,000 to $600,000. Mr. Payne earned $603,000 in incentive compensation for attainment of goals under the formula set for the Incentive Plan for 2004, as referenced above. In 2004, the compensation committee awarded Mr. Payne 100,000 shares of restricted stock and 50,000 stock options, as discussed above. The compensation committee also allocated the minimum annual contribution of 5% of annual cash compensation to Mr. Payne’s account under the terms of the MSP.

Compensation Deductibility. As it has done in the past, the compensation committee intends to design future compensation awards for the executive officers so that the Company’s tax deduction for compensation is utilized, but will do so without limiting the committee’s flexibility to administer the compensation programs in a fashion that best benefits the Company in the committee’s judgment. Shareholder approval of the 2004 Equity Plan and the Incentive Plan was obtained in 2004, partly in order to further this objective. An income tax deduction under federal law generally will be available for annual compensation in excess of $1 million paid to the chief executive officer and certain executive officers of a public corporation only if that compensation is “performance-based” and complies with other tax law requirements. Although the committee considers deductibility issues when approving executive compensation elements, the committee believes that other compensation objectives, such as attracting, retaining, and providing incentives to qualified executives, are important and may supersede the goal of maintaining deductibility. Consequently, the committee may make compensation decisions without regard to deductibility when it believes it is in the best interests of Company and its shareholders to do so.

The foregoing report has been furnished by:

MPS GROUP, INC.

COMPENSATION COMMITTEE

Compensation Committee Members:

T. Wayne Davis, Chairman        John R. Kennedy        Darla D. Moore

COMPARATIVE STOCK PERFORMANCE

The following graph and table compare the cumulative total return of the Company’s Common Stock, the S&P 500, and an index of selected publicly traded employment services and consulting companies (the “Self-Determined Peer Group”), as described below, for the period beginning December 31, 1999 and ending December 31, 2004 (the last trading date in the Company’s 2004 fiscal year), assuming an initial investment of $100 and the reinvestment of any dividends. The information reflected in the graph and table was obtained by the Company from independent sources it considers reliable but has not been independently verified by the Company.

EXECUTIVE COMPENSATION

The Company’s executive officers are Timothy D. Payne, president and chief executive officer; Robert P. Crouch, senior vice president, chief financial officer, and treasurer; Richard L. White, senior vice president and chief information officer; Gregory D. Holland, senior vice president, chief legal officer, and secretary; and Tyra H. Tutor, senior vice president of finance and corporate development.

Mr. Crouch has served as senior vice president, chief financial officer, and treasurer since January 2001. Mr. Crouch joined the Company in November 1995 as director of financial reporting, and in June 1997 was promoted to vice president and controller. Mr. Crouch was named chief accounting officer in 2000. Mr. Crouch is a certified public accountant and is 36 years old.

Mr. White has served as chief information officer since joining the Company in May 2000. Mr. White was promoted to senior vice president in May 2002. From November 1996 to May 2000, Mr. White was vice president and chief information officer at Cellstar Corporation, a global provider of distribution and value-added logistics services to the wireless industry. Mr. White is 46 years old.

Mr. Holland has served as chief legal officer and secretary of the Company since May 2002. Mr. Holland was promoted to senior vice president in April 2004, and was a vice president from January 2001. Mr. Holland joined the Company in October 1997 as associate general counsel and is 39 years old.

Ms. Tutor was promoted to senior vice president of finance and corporate development in April 2004. Ms. Tutor joined the Company in May 1997 as director, office of the chairman, and in March 2000 was promoted to vice president. Ms. Tutor was named vice president of finance and corporate development in January 2001. Ms. Tutor is a certified public accountant and is 36 years old.

The following table summarizes for the last three fiscal years the compensation paid or accrued by the Company for services rendered by persons who served as executive officers of the Company and who were serving the Company as executive officers on December 31, 2004, and whose total salary and bonus exceeded $100,000 during the year ended December 31, 2004 (the “Named Executive Officers”). The Company did not grant any stock appreciation rights or make any long-term incentive plan payouts during the periods shown.

Summary Compensation Table

	Annual Compensation			Long-Term Compensation Awards
	Year	Salary($)	Bonus($)	Restricted Stock Award(s)($)(1)	Securities Underlying Options/SARs	All Other Compensation($)(2)
Timothy D. Payne president and chief executive officer	2004 2003 2002	600,000 500,000 500,000	603,000 591,000 601,867	1,172,000 — 524,000	50,000 — 500,000	60,150 3,615 750,000

Robert P. Crouch senior vice president, chief financial officer, and treasurer	2004 2003 2002	300,000 250,000 250,000	301,500 236,000 240,747	586,000 — 262,000	25,000 — 250,000	30,075 3,615

Richard L. White senior vice president and chief information officer	2004 2003 2002	225,000 200,000 185,000	150,750 158,000 111,345	234,400 — —	10,000 — 60,000	18,788 3,615

Gregory D. Holland senior vice president, chief legal officer, and secretary	2004 2003 2002	200,000 155,000 140,000	100,500 71,000 72,224	175,800 — —	7,500 — 50,000	15,025 —

Tyra H. Tutor senior vice president of finance and corporate development	2004 2003	150,000 140,000	50,250 47,000	175,800 —	7,500 —	10,013 —

(1)	Value of restricted stock shown in table is as of the date of award. As of December 31, 2004, total restricted stock awards outstanding and related fair market values for the Named Executive Officers were as follows: Mr. Payne—160,000 shares ($1,961,600); Mr. Crouch—80,000 shares ($980,800); Mr. White—20,000 shares ($245,200); Mr. Holland—15,000 shares ($183,900); and Ms. Tutor—15,000 shares ($183,900). The 2004 restricted stock grants to Messrs. Payne, Crouch, White, and Holland, and Ms. Tutor, vest on April 12, 2007. The restricted stock grants to Messrs. Payne and Crouch in 2002 vest in five equal annual installments beginning on January 1, 2003, but may vest earlier upon the Common Stock’s trading price equaling or exceeding $15 per share over a ten consecutive business day period. Each of the foregoing restricted stock awards may also vest earlier upon a change in control of the Company, upon the termination of the employment of the grantee by the Company without cause, or by the grantee for good reason, or upon the death or disability of the grantee. Outstanding shares of restricted stock are entitled to vote and to receive dividends and distributions when and if declared on the Company’s Common Stock.
(2)	Amounts for 2004 are attributable to contributions made by the Company to accounts for each Named Executive Officer, pursuant to the Management Savings Plan. At the time of issuing this Proxy Statement, Company contributions for each Named Executive Officer under the Company’s 401(k) defined contribution plan for 2004 were not finally determined.

Options Granted in Last Fiscal Year

The following table sets forth information concerning each grant of stock options to the Named Executive Officers during the year ended December 31, 2004.

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)(1)	Expiration Date
Name					5%	10%
Timothy D. Payne	50,000	30.30%	$11.72	04/12/14	$368,532	$933,933
Robert P. Crouch	25,000	15.15%	11.72	04/12/14	184,266	466,967
Richard L. White	10,000	6.06%	11.72	04/12/14	73,706	186,787
Gregory D. Holland	7,500	4.54%	11.72	04/12/14	55,280	140,090
Tyra H. Tutor	7,500	4.54%	11.72	04/12/14	55,280	140,090

(1)	All options were granted at market value based on the last sale price of the Common Stock on the NYSE on the date of grant. These grants vested on December 31, 2004.
(2)	The dollar amounts under these calculations are the result of calculations at the 5% and 10% rates set by the SEC and, therefore, are not intended to forecast possible future appreciation, if any, of the price of the Common Stock, or the present or future value of the options.

The following table sets forth information regarding the number of options exercised, the value realized on such exercises, and the value of unexercised options as of December 31, 2004, by each of the Named Executive Officers.

Aggregated Option Exercises in Last Fiscal

Year and Fiscal Year-End Option Values

Name	No. of Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year End Exercisable/Unexercisable			Value of Unexercised In-the-Money Options at Fiscal Year End Exercisable/ Unexercisable(1)
Timothy D. Payne	239,083	$1,406,433	1,114,918	/	166,666	$7,840,017	/	$1,169,995
Robert P. Crouch	191,308	1,220,394	527,026	/	83,333	3,313,933	/	584,998
Richard L. White	—	—	110,000	/	20,000	638,613	/	140,400
Gregory D. Holland	—	—	70,001	/	16,666	442,140	/	116,995
Tyra H. Tutor	—	—	82,700	/	16,666	571,802	/	116,995

(1)	The closing price of the Company’s Common Stock on the NYSE on December 31, 2004, the last trading day of the Company’s fiscal year, was $12.26.

Employment Agreements and Change in Control Arrangements

Effective November 2000, the Company entered into an Amended and Restated Employment Agreement with Timothy D. Payne that provides for an annual base salary, plus targeted incentive compensation under the Executive Annual Incentive Plan of a minimum of 100% of base salary. Pursuant to the agreement, if Mr. Payne’s employment is terminated by the Company without cause, or by Mr. Payne for good reason, he will receive a lump sum payment equal to three (3) times the sum of: (i) his base salary as of the date of termination; and (ii) his target bonus opportunity under the Executive Annual Incentive Plan, based on the target bonus opportunity for the year of termination. In addition, in the event of termination of his employment by the Company without cause, or by Mr. Payne for good reason, or if there is a change in control of the Company, the agreement provides for the automatic vesting of any unvested stock options and all restricted stock held by Mr. Payne on such date. The term of this employment agreement expires every December 31st, subject to an automatic one-year renewal, unless terminated by either party in accordance with the terms of the employment agreement.

Effective January 2001, the Company entered into an Amended and Restated Employment Agreement with Robert P. Crouch that provides for an annual base salary, plus targeted incentive compensation opportunity under the Executive Annual Incentive Plan of a minimum of 80% of base salary. Pursuant to the agreement, if Mr. Crouch’s employment is terminated by the Company without cause, or by Mr. Crouch for good reason, he will receive a lump sum payment equal to two (2) times the sum of: (i) his base salary as of the date of termination; and (ii) his target bonus opportunity under the Executive Annual Incentive Plan, based on the target bonus opportunity for the year of termination. In addition, in the event of termination of his employment by the Company without cause, or by Mr. Crouch for good reason, or if there is a change in control of the Company, the agreement provides for the automatic vesting of any unvested stock options and all restricted stock held by Mr. Crouch on such date. The term of this employment agreement expires every December 31st, subject to an automatic one-year renewal, unless terminated by either party in accordance with the terms of the employment agreement.

Effective January 2003, the Company entered into Employment Agreements with Richard L. White, Gregory D. Holland, and Tyra H. Tutor, that provide for an annual base salary plus a targeted incentive compensation opportunity under the Executive Annual Incentive Plan, to be set periodically by the Company for each executive. Pursuant to each of the agreements, if the executive’s employment with the Company is terminated by the Company, other than for circumstances equating to good cause, the executive will receive payment equal to: (i) his or her base salary as of the date of termination; and (ii) target bonus opportunity under the Executive Annual Incentive Plan, based on the target bonus opportunity for the year of termination. In addition, if there is a change in control of the Company, each of the agreements provides for the automatic vesting of any unvested stock options held by the executive on such date. The term of each of these employment agreements continues for a period of indefinite duration, through and until either party terminates the agreement upon at least ten days notice, or immediately upon the executive’s death or disability.

Each of Messrs. White and Holland, and Ms. Tutor, are party to restricted stock agreements that provide for the automatic vesting of any restricted stock, in the event of termination of employment by the Company without cause, or by the executive for good reason, or if there is a change in control of the Company.

The Company established the Management Savings Plan (“MSP”) in 2004, as described above in the Section of this Proxy Statement entitled “Compensation Committee Report.” The MSP operates such that in the event of a change in control, each executive officer will be entitled to a company contribution equal to the discounted present value of an amount equal to 50% of the value of his or her average annual cash compensation (salary plus bonus) for the three years preceeding the change-in-control, for a period beginning when he or she would attain age 56 and continuing for an actuarially determined retirement duration, minus the executive’s vested account balance on hand in the MSP at the time of the change in control.

DIRECTORS’ COMPENSATION

For 2004, each non-employee director received from the Company an annual retainer of $40,000, accrued and payable in quarterly installments. In 2004, Board fees were paid as follows: attendance fees for Board Meetings were $3,000 per meeting ($1,000 for telephonic meetings); audit committee chair fee was $10,000 for the year, and all other committee chair fees were $5,000; for committee meetings not held on the day of a regularly scheduled Board meeting, committee attendance fees were $1,500 per meeting for audit committee meetings ($1,000 for telephonic meetings), and $1,000 per meeting for all other committee meetings ($500 for telephonic meetings). The Company also reimburses directors for expenses incurred in attending meetings.

Effective March 2001, the Company entered into a Chairman Employment Agreement with Derek E. Dewan that provides for an annual salary of $200,000. Pursuant to the agreement, if Mr. Dewan’s employment is terminated by the Company for any reason, subject to limited exceptions, he will receive a lump sum payment equal to the full, undiscounted value of his remaining aggregate compensation and benefits, and will be entitled to begin receiving any retirement benefits under Company plans. The agreement also provides that the Company will provide Mr. Dewan, his spouse, and their dependents major medical health and hospital coverage until he reaches age 65, regardless of whether the agreement is earlier terminated by Mr. Dewan or the Company for any reason. The agreement expires on its fifth anniversary, subject to an automatic one-year renewal unless terminated by either party at least 90 days prior to the expiration of the initial term or any one-year extension. This agreement does not provide for any incentive compensation, and Mr. Dewan receives no Board fees. In addition, Mr. Dewan received other compensation in 2004 in the amount of $50,309 attributable to disability and life insurance premiums paid on his behalf.

The Company currently maintains a shareholder approved 2004 Non-Employee Director Equity Incentive Plan (the “2004 Director Plan”), pursuant to which non-employee directors may be granted stock options, stock appreciation rights, restricted stock, and restricted stock units. The 2004 Director Plan provides that, on the date of each annual shareholders meeting, each director shall be granted an option to purchase 20,000 shares at an exercise price equal to one hundred percent (100%) of the fair market value of a share on such grant date, provided that each individual when first elected or appointed to serve as a director shall instead be granted an option to purchase 60,000 shares at an exercise price equal to one hundred percent (100%) of the fair market value of a share on that date for the first year of service. If a director has already been granted options to purchase 100,000 or more shares, pursuant to the automatic formula provision under the 2004 Director Plan, or a predecessor plan, no further options will be granted to such director pursuant to the formula provision. In lieu of automatic option grants, the Committee in its discretion may substitute shares of restricted stock or restricted stock units, at the rate of one-half of a share of restricted stock or one-half of a restricted stock unit for every option to purchase one share of common stock. The 60,000 share initial option granted pursuant to this paragraph, or restricted stock or restricted stock units granted in lieu thereof, shall vest twenty percent (20%) per year, beginning on the first anniversary of the grant date. Each 20,000 share annual option granted pursuant to this paragraph, or restricted stock or restricted stock units granted in lieu thereof, shall vest thirty-three and one-third percent (33 1/3%) per year, beginning on the first anniversary of the grant date. In addition to the formula award grants, the Committee may make additional grants and will determine the individuals to whom awards will be granted, the number of shares subject to an award, and the other terms and conditions of an award. The Committee may provide in the agreements relating to awards under the 2004 Director Plan for automatic accelerated vesting and other rights upon the occurrence of a change in control or upon the occurrence of other events, as may be specified in such agreements.

The Company maintains directors and officers liability insurance coverage individually insuring the directors and officers of the Company against losses that they may become legally obligated to pay resulting from their actions or omissions while performing duties on behalf of the Company.

EQUITY COMPENSATION PLANS

The following table sets forth certain information, as of December 31, 2004, with respect to the Company’s equity compensation plans:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights(1)	Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders:
2004 Equity Incentive Plan(2)	—	—	6,294,847
2004 Non-Employee Director Equity Incentive Plan(3)	—	—	570,000
Amended and Restated 1995 Stock Option Plan(4)	5,156,262	$6.31	—
1993 Non-Employee Director Plan	1,309,000	$7.20	—
2001 Employee Stock Purchase Plan	—	—	293,408
Equity compensation plans not approved by security holders:
Executive Option Plan(5)	950,000	$6.00	—
Compensation Arrangement(6)	500,000	$3.85	—

Total	7,915,262	$6.26	7,158,255

(1)	Upon the expiration, cancellation, or termination of unexercised awards, shares subject to those awards will again be available for grant under the plan, except as noted immediately below herein for those plans the share authorization for which expired or was allocated to another plan. The Company assumed two stock option plans from prior year acquisitions, and the outstanding shares under these plans are not included in the table above. One plan has 2,135 shares outstanding at an average exercise price of $4.24, and the second plan has 764 shares outstanding at an average exercise price of $6.52. No additional shares will be issued under these assumed plans.
(2)	In addition to being available for future issuance upon exercise of options, shares may instead be issued in connection with stock appreciation rights, restricted stock, restricted stock units, or performance shares.
(3)	In addition to being available for future issuance upon exercise of options, shares may instead be issued in connection with stock appreciation rights, restricted stock, restricted stock units.
(4)	The 2004 Equity Incentive Plan replaced the Amended and Restated 1995 Stock Option Plan for future equity awards to employees and participants as of May 26, 2004, and the share authorization remaining for awards thereunder was allocated to the 2004 Equity Incentive Plan as of that date, along with lapsed or cancelled awards from grants outstanding before that date.
(5)	The Executive Option Plan was approved by the compensation committee and was effective January 1999 between Mr. Dewan and the Company. These options vested immediately upon grant. These option shares were cancelled and re-issued pursuant to an option exchange plan in 2001 at $6.00, the fair market value on the effective date thereof.
(6)	This individual compensation arrangement was approved by the compensation committee and was effective September 2001 between Mr. Payne and the Company. The option grant under this arrangement vested in equal annual installments over a three-year period.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers and directors, and persons who beneficially own more than 10% of a registered class of the Company’s equity securities, to file reports of securities ownership and changes in such ownership with the SEC. The Company is not aware of any failure to timely file any report required by Section 16(a).

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates this Report by reference therein.

The audit committee has reviewed and discussed with both PricewaterhouseCoopers LLP, the Company’s independent auditors, and management the Company’s audited financial statements for the year ended December 31, 2004. The audit committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as may be modified or supplemented.

With respect to the Company’s independent auditors, the audit committee, among other things, discussed with the independent auditors the independent auditors’ independence and received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as may be modified or supplemented.

Based on the review and discussions referred to above, the audit committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the SEC. The audit committee also selected PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending December 31, 2005.

The foregoing report has been furnished by:

MPS GROUP, INC.

AUDIT COMMITTEE

Audit Committee Members:

Peter J. Tanous (Chairman)    T. Wayne Davis    John R. Kennedy    William M. Isaac    Arthur B. Laffer, Ph.D.

INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

The audit committee has selected the firm of PricewaterhouseCoopers LLP to serve as the independent certified public accountants for the Company for the current fiscal year ending December 31, 2005. That firm has served as the auditors for the Company since 1992. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will be accorded the opportunity to make a statement, if they so desire, and to respond to appropriate questions.

Audit and Accounting Related Expenses

For the fiscal years 2004 and 2003, PricewaterhouseCoopers LLP’s charges were as follows:

Type of Fees	2004	2003
Audit fees	$2,520,101	$641,663
Audit-related fees	99,975	102,975
Tax fees	107,100	70,959
All other fees	—	—

In 2004, audit fees included fees associated with the integrated audit of management’s assessment of the effectiveness of internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002.

Audit-related fees for both years included fees for services related to audits of benefit plans and review of the Company’s accounting treatment for certain acquisitions. In 2003, audit-related fees also included fees for assistance with the Registration Statement on Form S-3 filing related to sales of Common Stock acquired by former shareholders of Elite Medical, Inc. from the acquisition of Elite Medical by the Company in 2002.

Tax fees for both years were for fees associated with tax compliance services.

The audit committee pre-approves all audit, audit-related, and tax services to be delivered by the independent auditors. The audit committee may delegate pre-approval authority to one or more committee members, or may adopt pre-approval policies or procedures. Any pre-approvals made pursuant to delegation or pre-approval policies or procedures must be presented to the audit committee at the next scheduled committee meeting.

CODE OF BUSINESS CONDUCT; CORPORATE GOVERNANCE GUIDELINES;

COMMITTEE CHARTERS

The Company has adopted the following principles and statements, copies of each of which are available on our website at www.mpsgroup.com through the “Investors” link:

•	Codes of business conduct and ethics covering our directors, executive officers, including our senior financial officers and employees. If any substantive amendments are made to the ethics codes, the nature of such amendments will be disclosed on our website. In addition, if a waiver from the ethics codes is granted to a director, executive officer or senior financial officer, the nature of such waiver will be promptly disclosed on our website;

•	Corporate governance guidelines, which include guidelines for director qualification standards, director responsibilities, director access to management and independent advisors, director compensation and education, succession planning, and annual evaluations of Board performance; and

•	Committee charters for each of the audit, compensation, and corporate governance and nominating committees.

Any interested party may also obtain copies of the foregoing materials and related information by mail c/o the secretary, MPS Group, Inc., 1 Independent Drive, Jacksonville, Florida 32202. The writer should specify the particular information requested.

SHAREHOLDER PROPOSALS

Shareholders are hereby notified that if they wish to include a proposal in the Company’s Proxy Statement and form of proxy relating to the 2006 annual meeting of shareholders pursuant to Rule 14a-8, as promulgated under the Securities Exchange Act of 1934, a written copy of their proposal must be received at the principal executive offices of the Company no later than December 23, 2005. To ensure prompt receipt by the Company, proposals should be sent certified mail return receipt requested, and should otherwise comply with Rule 14a-8.

In accordance with the Company’s bylaws, shareholders who wish to submit a proposal for consideration at the Company’s 2006 annual meeting of shareholders, other than pursuant to Rule 14a-8, or who wish to make a nomination for director, must deliver a copy of their proposal or nomination to the Company at its principal executive offices no later than December 23, 2005.

ANNUAL REPORT

A copy of the Company’s Annual Report to Shareholders for the year ended December 31, 2004 accompanies this Proxy Statement. Copies of the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 will be provided free of charge upon written request to: Tyra H. Tutor, senior vice president, at 1 Independent Drive, Jacksonville, Florida 32202. Copies of any exhibits to the Annual Report on Form 10-K for the year ended December 31, 2004 will also be furnished on request and upon payment of the Company’s expenses in furnishing the exhibits.

EXPENSES OF SOLICITATION

The cost of soliciting proxies will be borne by the Company. The Company does not expect to pay any compensation for the solicitation of proxies, but will reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses for sending proxy material to principals and obtaining their proxies. Certain officers and regular employees of the Company or its subsidiaries, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies in addition to solicitation by mail. Should the Company’s management deem it appropriate, the Company may also retain the services of Corporate Communications, Inc., and/or Morrow & Co., Inc., to aid in the solicitation of proxies, for which the Company anticipates it would pay a fee not to exceed, in the aggregate, $10,000 plus reimbursement of expenses.

OTHER MATTERS

The Board of Directors does not know of any other matters to come before the Annual Meeting; however, if any other matters properly come before the Annual Meeting, it is the intention of the persons designated as proxies to vote in accordance with their best judgment on such matters. If any other matter should come before the Annual Meeting, such matter will be approved if the number of votes cast in favor of the matter exceeds the number opposed.

Date: April 22, 2005

SHAREHOLDERS ARE URGED TO SPECIFY THEIR CHOICES, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, POSTAGE FOR WHICH HAS BEEN PROVIDED. YOUR PROMPT RESPONSE IS APPRECIATED.

MPS GROUP, INC.

1 Independent Drive

Jacksonville, Florida 32202

This Proxy is Solicited on Behalf of the Board of Directors.

KNOW ALL MEN BY THESE PRESENTS that I, the undersigned shareholder of MPS Group, Inc., a Florida corporation (the “Company”), do hereby nominate, constitute, and appoint Derek E. Dewan and Timothy D. Payne, or any one or more of them, my true and lawful attorney(s) with full power of substitution for me and in my name, place and stead, to vote all of the Common Stock, par value $.01 per share, of the Company, standing in my name on its books on March 31, 2005, at the Annual Meeting of its Shareholders to be held at The Ponte Vedra Inn and Club at Ponte Vedra Beach, 200 Ponte Vedra Boulevard, Ponte Vedra Beach, Florida 32082, on May 19, 2005 at 9:00 a.m., local time, or at any adjournment thereof.

1. Election of the following nominees as directors:

Derek E. Dewan, Timothy D. Payne, Peter J. Tanous, T. Wayne Davis, John R. Kennedy, Michael D. Abney,

William M. Isaac, Darla D. Moore, and Arthur B. Laffer

FOR all nominees listed (except as marked to the contrary)

WITHHOLD AUTHORITY to vote for all nominees listed

(INSTRUCTION: To withhold authority to vote for any individual nominee(s), write that nominee’s name(s) in the space provided below.)

(Continued on the other side)

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If you sign without otherwise marking the form, the securities will be voted as recommended by the Board of Directors on all matters to be considered at the meeting. Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. Make sure that the name on your stock certificate(s) is exactly as you indicate below.

Signature

Signature if held jointly

Dated:, 2005

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED SELF-ADDRESSED ENVELOPE.